Exhibit 10.2

FORM OF

WOODSIDE HOMES, INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) has been made and executed this            day of                   , 2014, by and between Woodside Homes, Inc., a Delaware corporation (the “Company”), and                                       , an individual resident of                                        (the “Indemnitee”).

WHEREAS, it is essential for the Company to retain and attract as officers and directors the most capable persons available;

WHEREAS, Indemnitee is currently serving as an officer and director of the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against officers and directors of public companies in today’s environment;

WHEREAS, Article V of the Amended and Restated Bylaws of the Company (the “Bylaws”), as currently in effect, requires the Company to indemnify and advance expenses to its directors to the full extent permitted by law and the Indemnitee has been serving and continues to serve as an officer and/or director of the Company in part in reliance on such provisions;

WHEREAS, in recognition of the Indemnitee’s need for substantial protection against personal liability in order to enhance the Indemnitee’s continued service to the Company in an effective manner, the Indemnitee’s reliance on the aforesaid By-Law provisions, and, in part, to provide the Indemnitee with specific contractual assurances that the protection promised by the Bylaws will be available to the Indemnitee, the Company wishes to provide in this Agreement for the indemnification of, and the advancing of expenses to, the Indemnitee to the fullest extent (whether partial or complete) permitted by law, and, for the continued coverage of the Indemnitee under, and the maintenance of, the Company’s directors’ and officers’ liability insurance policies; and

WHEREAS, the Board of Directors of the Company has determined that (i) it is essential to the best interests of the Company’s stakeholders that the Company act to assure the Indemnitee that there will be increased certainty of such protection in the future, and that (ii) it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify the Indemnitee to the fullest extent permitted by applicable law as provided in this Agreement so that he will be able to act in his capacity as an officer and/or director of the Company free from undue concern that he will not be so indemnified.

NOW THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Indemnitee, intending to be legally bound hereby, agree as follows:

Section 1.                                          Definitions; Rules of Construction.

(a)                                 For purposes of this Agreement, the following terms have the meanings ascribed to them below:

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under indirect common control with such specified Person.  For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Expenses” means all expenses and other costs incurred by or on behalf of an Indemnitee, including, without limitation, all attorneys’ fees and other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Proceeding relating to any Indemnifiable Claim.

“Indemnifiable Claim” means any event or occurrence, whether occurring before, on or after the date of this Agreement, related to or arising out of the fact that the Indemnitee is or was a director, officer, employee or agent of the Company or any of its current, former, or future Affiliates, or is or was serving at the request of the Company as a director, officer, employee or agent or fiduciary of any other Person or by reason of any act or omission by the Indemnitee in any such capacity.

“Person” means an individual, corporation, partnership, limited liability company. Joint venture, association, joint stock company, trust or unincorporated organization, or any government or agency or political subdivision thereof.  For the avoidance of doubt, the term “Person” shall include any employee benefit plan.

“Proceeding” shall mean any threatened, asserted, pending or completed civil, criminal, administrative, investigative or other action, suit or proceeding of any kind whatsoever, including any arbitration, mediation, judicial reference, or other alternative dispute resolution mechanism, or any appeal of any kind thereof, or any inquiry or investigation, whether instituted by the Company, any governmental agency or any other party or Person, that the Indemnitee in good faith believes might lead to the institution of any such civil, criminal, administrative, investigative or other action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration, mediation, judicial reference, or other alternative dispute resolution mechanism.

(b)                                 References in this Agreement to “writing” or comparable expressions include a reference to transmission by electronic mail, facsimile or comparable means of communication; words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa; references to sections, paragraphs, and words of similar import are references to the sections, paragraphs, etc. of this Agreement; references to “day” or “days” are to calendar days; the words “hereof”, “herein”, “hereto” and “hereunder”, and words of similar import, when used in this

Agreement, shall refer to this Agreement as a whole and not to any provision of this Agreement; this “Agreement” or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented; and “include,” “includes,” and “including” are deemed to be followed by “without limitation,” whether or not they are in fact followed by such words or words of similar import.

Section 2.                                          Indemnification.

The Company hereby irrevocably agrees to indemnify the Indemnitee to the fullest extent permitted by applicable Delaware law, as in effect from time to time, subject to Section 12.  Without diminishing the scope of the indemnification provided by this Section, the rights of indemnification of the Indemnitee provided hereunder shall include, but shall not be limited to, those rights hereinafter set forth in this Agreement, except that no indemnification shall be available to the Indemnitee:

A.                                    on account of any suit in which judgment is rendered against the Indemnitee for (i) disgorgement of profits made from the purchase and sale (or sale and purchase) by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of any other federal, state or local statutory law, or (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based compensation or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, in each case pursuant to Section 304 or 306 of the Sarbanes-Oxley Act of 2002 and the rules and regulations under of the Exchange Act adopted pursuant thereto, but in each such case only with respect to Expenses directly attributable to the defense of the claims on which judgment is so rendered against the Indemnitee;

B.                                    in any circumstance where such indemnification is expressly prohibited by applicable law;

C.                                    where payment has already been made to an Indemnitee under any insurance policy maintained by the Company or its subsidiaries, except with respect to any excess beyond the amount actually paid under any such insurance policy, unless Indemnitee is required to return any such amounts paid under insurance policies to the insurance provider pursuant to the terms of the applicable insurance policy and Indemnitee would otherwise be entitled to indemnification pursuant to the terms of this Agreement; or

D.                                    in connection with any proceeding (or part thereof) initiated by the Indemnitee, or any proceeding by the Indemnitee against the Company or its directors, officers, employees or other Indemnitees, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company in its sole discretion, pursuant to the powers vested in the Company under applicable law, (iv) such proceeding is a counterclaim or cross-claim brought in connection with a proceeding initiated against the Indemnitee, or (v) such proceeding is to enforce this Agreement as provided in Section 11 or 15  hereof.

Section 3.                                          Actions Other Than by or in the Right of the Company.

The Indemnitee shall be entitled to the indemnification rights provided in this Section 3 if the Indemnitee was or is a party or is threatened to be made a party to any Proceeding, other than an action by or in the right of the Company, arising out of or relating to any Indemnifiable Claim.  Pursuant to this Section 3, the Indemnitee shall be indemnified against all Expenses, judgments, penalties, fines and amounts paid in settlement actually incurred by the Indemnitee in connection with such Proceeding unless it is finally determined by a court of competent jurisdiction that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that the Indemnitee did not have reasonable cause to believe the Indemnitee’s conduct was unlawful.

Section 4.                                          Actions by or in the Right of the Company.

The Indemnitee shall be entitled to the indemnification rights provided in this Section 4 if he was or is a party or is threatened to be made a party to any Proceeding brought by or in the right of the Company to procure a judgment in its favor arising out of or relating to any Indemnifiable Claim.  Pursuant to this Section 4, the Indemnitee shall be indemnified against all Expenses, judgments, penalties, fines and amounts paid in settlement actually incurred by him in connection with such Proceeding, unless it is finally determined by a court of competent jurisdiction that he did not act in good faith and in a manner he reasonably believed to be in or not opposed to be the best interests of the Company; provided, however, that no such indemnification shall be made in respect of any claim, issue, or matter as to which applicable law expressly prohibits such indemnification by reason of any adjudication of liability of the Indemnitee to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for such expenses and costs which such court shall deem proper.

Section 5.                                          Additional Indemnity.

In addition to the indemnification provided in Sections 2, 3 and 4 of this Agreement, but subject to the limitations set forth in Section 2, the Company shall, and hereby does, irrevocably agree to indemnify and hold harmless the Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually incurred by him in connection with any Proceeding arising out of or related to an Indemnifiable Claim, including, without limitation, all liability arising out of negligence or active or passive wrongdoing of the Indemnitee, unless it is finally judicially determined by a court of competent jurisdiction that such indemnification is unlawful.

Section 6.                                          Indemnification for Expenses and Costs of Successful Party.

Notwithstanding the other provisions of this Agreement, to the extent that the Indemnitee has served on behalf of the Company or any of its past, current, or future Affiliates as a witness, or is made (or asked) to respond to discovery requests, or otherwise participate in any claim, action or proceeding, or has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 2 through 5 hereof, or in defense of any claim, issue or matter therein, including, but not limited to, the dismissal of any action without prejudice, he shall be indemnified against all Expenses incurred by him in connection therewith.

Section 7.                                          Partial Indemnification.

If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, penalties, fines, or amounts paid in settlement actually incurred by him in connection with any Proceeding, but is not entitled to indemnification for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Expenses, judgments, penalties, fines, and amounts paid in settlement actually incurred by him to which the Indemnitee is entitled.  Without limiting the generality of the foregoing, if any Proceeding is brought against the Indemnitee in his capacity as a director, officer, or employee or as a shareholder of the Company or any of its past, current, or future Affiliates or as a director officer, employee or agent of any shareholder of another Person, the presumption shall be that recovery is sought by reason of the Indemnitee’s status as a director, officer or employee of the Company.

Section 8.                                          Determination of Entitlement to Indemnification.

It is the intention of the parties that this Agreement provide the Indemnitee with rights to indemnification that are as favorable as may be permitted by Delaware law and the public policy of the State of Delaware.  Accordingly, the parties agree that the following procedures and presumptions shall apply in the event that there is any question as to whether the Indemnitee is entitled to indemnification under this Agreement.

(a)  To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request, including such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification.  The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.  Any Expenses incurred by the Indemnitee in connection with his request for indemnification hereunder shall be borne by the Company.  Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee except to the extent the Company was materially prejudiced by such failure.

(b)  The Indemnitee shall be conclusively entitled to indemnification hereunder unless and until a court of competent jurisdiction shall have made a final determination, not subject to appeal, that the Indemnitee is not entitled to indemnification hereunder and under applicable law.

(c)                                  Anyone seeking to overcome the presumption that an Indemnitee is entitled to indemnification hereunder shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(d)                                 The Indemnitee shall be deemed to have acted in good faith if the Indemnitee’s action is based on the records or books of account of the Company or any of its past, current, or future Affiliates, including financial statements, or on information supplied to the Indemnitee by the officers of the Company or any of its past, current, or future Affiliates in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company or any of its past, current, or future Affiliates by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or any of its past, current, or future Affiliates.  In addition, the knowledge and/or actions, or failure to act, of any other director, or of any officer, agent or employee of the Company or any of its past, current, or future Affiliates shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement.  Whether or not the foregoing provisions of this Section 8(d) are satisfied, it shall in any event be presumed that the Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(e)                                  The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty.  In the event that any Proceeding to which the Indemnitee is a party is resolved in any manner other than by adverse judgment against the Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration and any resolution of a Proceeding through arbitration or mediation, irrespective of any allocation of fault or damages awarded by a mediator or arbitrator) it shall be presumed that the Indemnitee has been successful on the merits or otherwise in such Proceeding.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.  In addition, the termination of any Proceeding by judgment, order, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (i) create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful; or (ii) otherwise adversely affect the rights of the Indemnitee to indemnification, except as may be provided herein.

Section 9.                                          Advancement of Expenses and Costs.

All Expenses, judgments, penalties, fines, or settlement amounts actually incurred or to be paid by the Indemnitee shall be paid by the Company in connection with any Proceeding, if so requested by the Indemnitee, within 10 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances.  The Indemnitee may submit such statements from time to time and shall reasonably evidence the Expenses, judgments, penalties, fines, or settlement amounts actually incurred or to be paid in connection therewith.  The Indemnitee’s entitlement to such expenses shall include those incurred in connection with any proceeding by the Indemnitee seeking an adjudication or award in arbitration or otherwise pursuant to this Agreement.  Such advances shall be unsecured and interest free and shall be made without regard to Indemnitee’s ability to repay the advances and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.  Indemnitee shall be entitled to continue to receive advancement pursuant to this Section 9 unless and until the matter of Indemnitee’s entitlement to indemnification hereunder has been finally adjudicated by court order or judgment from which no further right of appeal exists.  Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it ultimately is determined by court order or judgment from which no further right of appeal exists that Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement.  No form of undertaking shall be required to qualify for advances made hereunder other than the execution of this Agreement.

Section 10.                                   Payment Directions.

To the extent payments are required to be made hereunder, the Company shall, in accordance with Indemnitee’s request (but without duplication), (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses.

Section 11.                                   Remedies of the Indemnitee in Cases of Failure to Indemnify or to Advance Expenses.

If payment has not been timely made or if Expenses or other amounts are not timely advanced pursuant to Section 9, the Indemnitee shall be entitled to a final adjudication in an appropriate court of the State of Delaware or any other court of competent jurisdiction of his entitlement to such indemnification or advance.  Alternatively, the Indemnitee may, at his option, seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within 60 days following the filing of the demand for arbitration.  The Company shall not oppose and further waives the right to oppose the Indemnitee’s right to seek any such adjudication or award in arbitration or any other claim.  The Company shall also be precluded from asserting in any judicial or arbitration proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable and agrees to stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary.  Until such time, if any, as it is ultimately determined that Indemnitee is not entitled to indemnification, advancement of Expenses or insurance recovery, the Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

Section 12.                                   Non-Exclusivity; Insurance.

(a)                                 The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may now or in the future be entitled under any provision of the Certificate of Incorporation or Bylaws of the Company, any vote of stockholders, any other agreement with the Company, any provision of law or otherwise.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of the Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such amendment or alteration.  To the extent that a change in the Delaware General Corporation Law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Certificate of Incorporation, Bylaws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  However, in the event of any change in the Delaware General Corporation Law which narrows the right of a Delaware corporation to indemnify Indemnitee, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.  Moreover, no right or remedy herein conferred on Indemnitee is intended to be exclusive of any other right or remedy of Indemnitee, and every other right and remedy of Indemnitee shall be cumulative and in addition to every other right and remedy of Indemnitee given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder by Indemnitee, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy by Indemnitee.

(b)                                 For the duration of Indemnitee’s service as an officer or director of the Company and for a period of  no less than six years after the termination of Indemnitee’s service as an officer or director of the Company, and thereafter for so long as Indemnitee shall be subject to any Proceeding, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to continue to maintain in effect policies of directors’ and officers’ liability insurance providing coverage that is substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance.

(c)                                  The Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any other director, agent or fiduciary of the Company under such policy or policies.  The Company shall give prompt notice of the commencement of any Proceeding to the insurers in accordance with the procedures set forth in the applicable directors’ and officers’ liability insurance policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

Section 13.                                   Tail Coverage.

In the event of a merger, consolidation, sale of all or substantially all of the Company’s assets or reorganization pursuant to proceedings initiated under applicable bankruptcy law in a court of competent jurisdiction, and except to the extent the Indemnitee agrees that such insurance shall not be required (which agreement shall not be unreasonably withheld), the Company shall for a period of at least six years following the date such transaction is consummated maintain, or cause to be maintained in effect, directors’ and officers’ liability and fiduciary insurance policies covering acts and omissions of the Indemnitee on terms with respect to such coverage and in amounts substantially consistent with those set forth in the relevant policy in effect on the date such transaction is consummated; provided that the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any other director, agent or fiduciary of the Company under such policy or policies.  The Company may elect in lieu of the foregoing insurance to obtain and fully pay for a directors’ and officers’ liability and fiduciary policy or policies with a claims period of at least six years from the date such transaction is consummated in an amount and scope that is substantially consistent with the Company’s policies existing prior to the consummation of such transaction with respect to matters existing or occurring at or prior to the time such transaction is consummated.  Notwithstanding the foregoing, in the event that the premium payable in respect of the insurance coverage described in this Section 13 is in excess of 300% of the annual premium applicable to the Company’s directors’ and officers’ liability and fiduciary policies immediately prior to the consummation of such transaction, the Company shall only be required to obtain the most advantageous policies of directors’ and officers’ liability and fiduciary insurance (as reasonably determined by the Company) as shall be available at such premium. In the event of a conflict between this Section 13 and Section 12 hereof, the provisions of this Section 13 shall govern.

Section 14.                                   Attorneys’ Fees and Other Expenses to Enforce Rights.

In the event that the Indemnitee is subject to or intervenes in any proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration or otherwise to enforce his rights under, or to recover damages for breach of, this Agreement, the Indemnitee shall, regardless of whether he prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against any actual Expenses reasonably incurred by him in connection therewith, to the extent not prohibited by applicable law.

Section 15.                                   Defense of Proceedings.

The Company shall be entitled to participate in the defense of any Proceeding relating to an Indemnifiable Claim or to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee; provided that if the Indemnitee believes that (i) the use of counsel chosen by the Company to represent the Indemnitee would present such counsel with an actual or potential conflict of interest, (ii) the named parties in any such Proceeding (including any impleaded parties) include the Company or any subsidiary of the Company and the Indemnitee concludes that there may be one or more legal defenses available to him that are different from or in addition to those available to the Company or any subsidiary of the Company, or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then the Indemnitee shall be entitled to retain separate counsel at the Company’s expense including for the purposes of monitoring the Proceeding (so that such counsel will be prepared to potentially assume Indemnitee’s defense).  Further, the

Company shall be required to obtain Indemnitee’s prior written approval before entering into any settlement arising from a Proceeding which would impose any penalty or limitation on Indemnitee.

Section 16.                                   Information Sharing.

If Indemnitee is the subject of or is implicated in any way during an investigation, whether formal or informal, the Company shall notify Indemnitee that such investigation has been undertaken or is ongoing and share with Indemnitee any information the Company has furnished to any third parties concerning the investigation, in each case to the extent not prohibited by applicable law and to the extent that the Company reasonably determines that it or its legal position or defenses will not be prejudiced by the disclosure or sharing of such information.

Section 17.                                   Duration of Agreement.

This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the Indemnitee has ceased to serve as a director, officer, employee, agent or fiduciary of the Company or to serve at the request of the Company as a director, officer, employee, agent or fiduciary of any other entity, including, but not limited to, another corporation, partnership, joint venture or trust (or longer should any applicable statute of limitations be tolled), and (b) the final termination of all pending or threatened Proceedings to which the Indemnitee may be subject by reason of the fact that he is or was a director, officer, employee, agent or fiduciary of the Company or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of any other entity, including, but not limited to, another corporation, partnership, joint venture or trust, or by reason of any act or omission by him in any such capacity.  The indemnification provided under this Agreement shall continue as to the Indemnitee even though he may have ceased to be a director or officer of the Company or any of its past, current, or future Affiliates.  This Agreement shall be binding upon the Company and its successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company) and assigns, and inure to the benefit of Indemnitee and Indemnitee’s heirs, executors, administrators, legal representatives and assigns.  The Company shall use its commercially reasonable efforts to require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 18.                                   Severability.

If any provision or provisions of this Agreement shall be held invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, but not limited to, all portions of any Sections of this Agreement containing any such provision held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, but not limited to, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifest by the provision held invalid, illegal or unenforceable.

Section 19.                                   Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforceability is sought shall be required to be produced to evidence the existence of this Agreement.

Section 20.                                   Captions.

The captions and headings used in this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 21.                                   Modification and Waiver.

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. However, no other agreement may impair Indemnitee’s rights under this Agreement, unless it is signed by the Indemnitee and expressly states that it is diminishing the rights of the Indemnitee under this Agreement.

Section 22.                                   Enforcement.

The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer, employee or director of the Company or any of its past, current, or future Affiliates.

The Company shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting the Indemnitee’s rights to receive advancement of expenses under this Agreement.

Section 23.                                   Notices.

All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand with receipt acknowledged by the party to whom said notice or other communication shall have been directed or if (ii) mailed by certified or registered mail, return receipt requested, with postage prepaid, on the date shown on the return receipt:

If to the Indemnitee, at the address set forth on the signature page hereof.

If to the Company, to:

Woodside Homes, Inc.

Attention:  General Counsel

39 East Eagleridge Drive, Suite 102

North Salt Lake City, Utah 84054

Telephone:                                   801-299-6705

Facsimile:                                         801-813-8003

or to such other address as may be furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

Section 24.                                   Governing Law.

The parties hereto agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, applied without giving effect to any conflicts-of-law principles.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

WOODSIDE HOMES, INC.

By:
Name:
Title:

INDEMNITEE:

Name:

Address for Notices:

39 East Eagleridge Drive, Suite 102
North Salt Lake City, Utah 84054
Facsimile:

With a copy (which shall not constitute notice) to:

Facsimile: